AMENDMENT 2005-1

CORINTHIAN COLLEGES, INC. 2004 NEW-HIRE AWARD PLAN

WHEREAS, Corinthian Colleges, Inc., a Delaware corporation (the “Company”), maintains the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the “Plan”);

WHEREAS, the Company has the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to decrease the number of shares of its common stock, par value $0.0001 per share (the “Common Stock”), that is currently available for award purposes under the Plan so that the aggregate shares available under the Plan equals 265,000 shares of Common Stock.

NOW, THEREFORE, BE IT RESOLVED, that Section 1.4.2 of the Plan be, and it hereby is, amended and restated to read in its entirety as follows effective as of the date hereof:

“1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan (the “Share Limit”) is equal to 265,000 shares. The Share Limit is subject to adjustment as contemplated by Section 1.4.3 and Section 6.3.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment 2005-1 on this 26th day of January, 2005.

CORINTHIAN COLLEGES, INC.

By: /s/ Stan A. Mortensen

Print Name: Stan A. Mortensen Title: Senior Vice President and General Counsel